SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 27, 2005

HEALTHTRONICS, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-30406	58-2210668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 S. Capital of Texas Highway

Suite B-200

Austin, Texas 78746

(Address of principal executive offices including Zip Code)

(512) 328-2892

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On October 27, 2005, the Board of Directors of HealthTronics, Inc. (the “Company”) appointed Argil J. Wheelock as the Company’s Executive Chairman of the Board. Dr. Wheelock previously served as the Company’s Nonexecutive Chairman of the Board. The Company’s Board of Directors has also engaged Russell Reynolds Associates to assist the Board in its search for a new chief executive officer.

Dr. Wheelock, age 58, has served as the Company’s Nonexecutive Chairman of the Board since HealthTronics Surgical Services, Inc. (“HSS”) and Prime Medical Services Inc. merged in November 2004. From 1996 to November 2004, he served as Chairman and Chief Executive Officer of HSS. From 1979 to 1996, Dr. Wheelock was a practicing, board-certified urologist in Chattanooga, Tennessee. While in practice, he was engaged as a consultant by various public companies.

For a description of the material terms of the Company’s board service and release agreement with Dr. Wheelock, see the description set forth in the Company’s definitive proxy statement for the 2005 annual meeting of the Company’s stockholders under “Executive Compensation—Board Service and Release Agreement”, which such proxy statement was filed with the Securities and Exchange Commission on April 25, 2005. Such description is incorporated herein by reference. For a description of certain relationships and related transactions with the Company in which Dr. Wheelock has an interest, see the description set forth in the Company’s definitive proxy statement for the 2005 annual meeting of the Company’s stockholders under “Certain Relationships and Related Transactions,” which such description is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHTRONICS, INC.
(Registrant)

Dated: October 28, 2005	By:	/s/ John Q. Barnidge
	Name:	John Q. Barnidge
	Title:	Senior Vice President and
Chief Financial Officer